UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 22, 2005

VIVUS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-23490	91-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET MOUNTAIN VIEW, CA 94040
(Address of principal executive offices, including zip code)

650-934-5200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  REGULATION FD DISCLOSURE

On February 22, 2005, VIVUS, Inc. (the “Company”) issued a press release announcing its intention to offer seven million five hundred thousand shares of common stock in an underwritten public offering under the Company’s previously filed shelf Registration Statement on Form S-3 (File No. 333-121519) which was declared effective by the Securities and Exchange Commission on January 7, 2005.  A copy of the press release is attached to this report as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the press release attached as Exhibit 99.1 is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished for purposes of that instruction.

Item 8.01.  OTHER EVENTS

On February 22, 2005, the Company filed a Rule 424(b)(5) preliminary prospectus supplement and accompanying preliminary prospectus with the Securities and Exchange Commission in connection with its shelf Registration Statement on Form S-3 (File No. 333-121519) (the “Registration Statement”).

The Company is also filing as exhibit 5.1 to this Current Report on Form 8-K an opinion of counsel.

This Current Report is being filed for the purpose of incorporating the information from the prospectus supplement and opinion of counsel attached as exhibits hereto by reference into this report and into the Registration Statement that was declared effective by the Securities and Exchange Commission on January 7, 2005.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.
99.1	Press release dated February 22, 2005 announcing the Company’s underwritten common stock offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris Vice President and Chief Financial Officer

Date:  February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description

5.1	Legal Opinion of Wilson Sonsini Goodrich & Rosati P.C.
99.1	Press release dated February 22, 2005 announcing the Company’s underwritten common stock offering